EXHIBIT 99.1

BlackLine Announces Fourth Quarter and Full Year Financial Results

LOS ANGELES, Feb. 10, 2022 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the fourth quarter and full-year ended December 31, 2021.

Marc Huffman, CEO, commented, “I am very pleased with our fourth quarter results as we executed our strategy and expanded our existing technology capabilities. In particular, our recent acquisition of FourQ increases our leadership position in the growing market for intercompany transaction solutions and builds on the momentum we have created for 2022. The strong market demand and our execution continue to lay the foundation for our long-term growth as we make investments into our customer success, platform innovation and global reach.”

Fourth Quarter 2021 Financial Highlights

  Total GAAP revenues of $115.3 million for the fourth quarter of 2021, an increase of 20% compared to the fourth quarter of 2020.
  GAAP net loss attributable to BlackLine of $37.0 million, or $0.63 per share, on 58.8 million weighted average shares outstanding, which compares to a GAAP net loss attributable to BlackLine of $17.0 million in the fourth quarter of 2020.
  Non-GAAP net income attributable to BlackLine of $4.7 million, or $0.08 per share, on 62.5 million diluted weighted average shares outstanding. This compares with non-GAAP net income attributable to BlackLine of $13.1 million in the fourth quarter of 2020.
  Operating cash flow of $22.1 million, compared to $14.8 million in the fourth quarter of 2020.
  Free cash flow of $15.3 million, compared to $7.9 million in the fourth quarter of 2020.

Full Year 2021 Financial Highlights

  Total GAAP revenues of $425.7 million, an increase of 21% compared to 2020.
  GAAP net loss attributable to BlackLine of $115.2 million, or $1.97 per share, on 58.4 million weighted average shares outstanding.
  Non-GAAP net income attributable to BlackLine of $36.5 million, or $0.58 per share, on 62.5 million diluted weighted average shares outstanding.
  Operating cash flow of $80.1 million, compared to $54.7 million in 2020.
  Free cash flow of $56.3 million, compared to $34.7 million in 2020.

Fourth Quarter Key Metrics and Recent Business Highlights

  Added 121 net new customers in the fourth quarter for a total of 3,825 customers at December 31, 2021.
  Expanded the company’s user base to 328,389 at December 31, 2021.
  Achieved a dollar-based net revenue retention rate of 109% at December 31, 2021.
  Acquired FourQ Systems to strengthen BlackLine's existing intercompany accounting solutions, adding advanced tax and statutory reporting compliance capabilities to its financial operations management platform.
  Announced a collaboration with Microsoft to bring greater finance and accounting automation to Microsoft Dynamics 365 customers.
  Expanded partnership with Google Cloud to bring greater scalability and innovation to finance and accounting organizations.

The financial results included in this press release are preliminary and pending final review. Financial results will not be final until BlackLine files its Annual Report on Form 10-K for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

First Quarter 2022

  Total GAAP revenue is expected to be in the range of $119 million to $120 million.
  Non-GAAP net loss attributable to BlackLine is expected to be in the range of $6 million to $4 million, or $0.10 to $0.07 net loss per share on 59.2 million weighted average shares outstanding.

Full Year 2022

  Total GAAP revenue is expected to be in the range of $520 million to $525 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $5 million to $7 million, or $0.08 to $0.11 per share on 63.0 million diluted weighted average shares outstanding.

Guidance for non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share does not include the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of acquired intangible assets, stock-based compensation, the amortization of debt discount and issuance costs, the change in fair value of contingent consideration, acquisition-related costs, the adjustment to the value of the redeemable non-controlling interest to the redemption amount, and the loss on extinguishment of convertible senior notes. Reconciliations of non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call
BlackLine, Inc. will hold a conference call to discuss its fourth quarter results at 2:00 p.m. Pacific time on Thursday, February 10, 2022. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 1426609. A telephonic replay will be available through Thursday, February 17, 2022 at (855) 859-2056 or (404) 537-3406, passcode 1426609. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine
Companies come to BlackLine, Inc. (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based financial operations management platform and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, accounts receivable and intercompany accounting processes, helping large enterprises and midsize companies across all industries do accounting work better, faster and with more control.

More than 3,800 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer of the cloud financial close market and recognized as the leader by customers at leading end-user review sites including Gartner Peer Insights, G2 and TrustRadius. BlackLine is a global company with operations in major business centers around the world including Los Angeles, New York, the San Francisco Bay area, London, Paris, Frankfurt, Tokyo, Singapore and Sydney.

For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the first quarter and full year of 2022, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, our relationships with our customers and partners, including opportunities to expand those relationships, and our expectations regarding our acquisition of FourQ Systems, including the market opportunity and FourQ Systems' contribution to our business and financial results.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; the impact of the COVID-19 pandemic and related measures taken by governments and private industry; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission on November 5, 2021. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on February 10, 2022 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) attributable to BlackLine, Inc. (v) diluted non-GAAP net income (loss) attributable to BlackLine, Inc. per share, and (v) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for the amortization of acquired developed technology and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of intangible assets and stock-based compensation. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of intangible assets, stock-based compensation, the change in fair value of contingent consideration, and acquisition-related costs. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of intangible assets, stock-based compensation, the change in fair value of contingent consideration, and acquisition-related costs. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (loss) attributable to BlackLine and Diluted Non-GAAP Net Income (loss) attributable to BlackLine, Inc. per share. Non-GAAP net income (loss) attributable to BlackLine is defined as GAAP net loss attributable to BlackLine adjusted for the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of intangible assets, stock-based compensation, the amortization of debt discount and issuance costs from our convertible notes, the change in the fair value of contingent consideration, acquisition-related costs, loss on extinguishment of convertible senior notes, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount. Diluted non-GAAP net income attributable to BlackLine, Inc. per share includes the adjustment for shares resulting from the elimination of stock-based compensation. The Company believes that presenting non-GAAP net income (loss) attributable to BlackLine is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by (used in) operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on February 10, 2022 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions. These operating metrics exclude the impact of certain Runbook licensed customers and users who are on perpetual license agreements and did not have an active subscription agreement with BlackLine as of December 31, 2021.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing. For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
BlackLine
Kimberly Uberti
Kimberly.uberti@blackline.com

Investor Relations Contact:
BlackLine IR
Investors@blackline.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$539,739	$367,413
Marketable securities	658,964	175,206
Accounts receivable, net of allowances for credit losses	125,130	111,270
Prepaid expenses and other current assets	23,855	20,226
Total current assets	1,347,688	674,115
Capitalized software development costs, net	23,547	15,690
Property and equipment, net	16,321	13,239
Intangible assets, net	36,195	46,674
Goodwill	289,710	289,710
Operating lease right-of-use assets	16,264	8,708
Other assets	87,853	65,369
Total assets	$1,817,578	$1,113,505
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,471	$3,150
Accrued expenses and other current liabilities	50,930	35,958
Deferred revenue	242,429	191,137
Finance lease liabilities, current	373	—
Operating lease liabilities, current	4,936	4,147
Contingent consideration, current	16,438	7,938
Total current liabilities	322,577	242,330
Finance lease liabilities, noncurrent	824	—
Operating lease liabilities, noncurrent	13,248	7,356
Convertible senior notes, net	1,114,239	407,032
Contingent consideration, noncurrent	4,294	15,552
Deferred tax liabilities, net	8,175	6,566
Deferred revenue, noncurrent	362	75
Other long-term liabilities	124	—
Total liabilities	1,463,843	678,911
Commitments and contingencies
Redeemable non-controlling interest	28,699	12,524
Stockholders' equity:
Common stock	590	577
Additional paid-in capital	625,883	622,768
Accumulated other comprehensive income	298	376
Accumulated deficit	(301,735)	(201,651)
Total stockholders' equity	325,036	422,070
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,817,578	$1,113,505

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues
Subscription and support	$108,884	$89,782	$398,633	$328,559
Professional services	6,442	5,928	27,073	23,178
Total revenues	115,326	95,710	425,706	351,737
Cost of revenues
Subscription and support	21,439	13,211	71,979	47,919
Professional services	6,533	5,971	25,892	21,053
Total cost of revenues	27,972	19,182	97,871	68,972
Gross profit	87,354	76,528	327,835	282,765
Operating expenses
Sales and marketing	56,210	45,382	202,620	174,581
Research and development	20,711	18,041	77,322	56,464
General and administrative	26,621	20,297	86,507	71,611
Total operating expenses	103,542	83,720	366,449	302,656
Loss from operations	(16,188)	(7,192)	(38,614)	(19,891)
Other income (expense)
Interest income	288	360	700	4,502
Interest expense	(16,363)	(5,971)	(62,945)	(23,311)
Other income (expense), net	(16,075)	(5,611)	(62,245)	(18,809)
Loss before income taxes	(32,263)	(12,803)	(100,859)	(38,700)
Provision for (benefit from) income taxes	213	(169)	135	702
Net loss	(32,476)	(12,634)	(100,994)	(39,402)
Net loss attributable to non-controlling interest	(177)	(268)	(910)	(1,349)
Adjustment attributable to non-controlling interest (a)	4,711	4,619	15,077	8,858
Net loss attributable to BlackLine, Inc. (a)	$(37,010)	$(16,985)	$(115,161)	$(46,911)
Basic net loss per share attributable to BlackLine, Inc. (a)	$(0.63)	$(0.30)	$(1.97)	$(0.83)
Shares used to calculate basic net loss per share	58,810	57,468	58,351	56,832
Diluted net loss per share attributable to BlackLine, Inc. (a)	$(0.63)	$(0.30)	$(1.97)	$(0.83)
Shares used to calculate diluted net loss per share	58,810	57,468	58,351	$56,832

(a) During the third quarter of 2020, the Company identified that, commencing in 2019, it had incorrectly calculated its quarterly adjustment to the carrying value of its redeemable non-controlling interest with a corresponding impact to net loss attributable to BlackLine, Inc., adjustment attributable to non-controlling interest, and basic and diluted net loss per share attributable to BlackLine, Inc. The Company corrected the $1.5 million cumulative impact of such prior-period errors as an out-of-period adjustment in the quarter ended September 30, 2020.

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss attributable to BlackLine, Inc.	$(37,010)	$(16,985)	$(115,161)	$(46,911)
Net loss and adjustment attributable to redeemable non-controlling interest	4,534	4,351	14,167	7,509
Net loss	(32,476)	(12,634)	(100,994)	(39,402)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,953	6,277	27,128	20,892
Change in fair value of contingent consideration	668	176	(2,758)	28
Amortization of debt discount and issuance costs	16,266	5,815	55,538	22,689
Loss on extinguishment of convertible notes	—	—	7,012	—
Stock-based compensation	17,081	14,292	65,870	49,690
Noncash lease expense	1,126	1,096	4,513	4,653
(Accretion) amortization of purchase discounts/premiums on marketable securities, net	164	176	6	(157)
Net foreign currency (gains) losses	(366)	52	112	(223)
Deferred income taxes	(857)	(560)	(817)	(381)
Provision for (benefit from) credit losses	(45)	(41)	(100)	332
Changes in operating assets and liabilities, net of impact of acquisition:
Accounts receivable	(19,691)	(17,290)	(14,255)	(5,733)
Prepaid expenses and other current assets	(5,602)	(2,168)	(3,956)	(5,311)
Other assets	(8,896)	(6,760)	(22,505)	(12,444)
Accounts payable	4,982	210	3,997	(4,359)
Accrued expenses and other current liabilities	11,211	4,107	14,876	3,075
Deferred revenue	32,907	23,341	51,579	26,397
Operating lease liabilities	(1,299)	(1,277)	(5,153)	(5,011)
Other long-term liabilities	—	—	—	—
Net cash provided by operating activities	22,126	14,812	80,093	54,735
Cash flows from investing activities
Purchases of marketable securities	(72,977)	(149,969)	(1,180,885)	(266,369)
Proceeds from maturities of marketable securities	213,000	64,709	697,209	525,691
Proceeds from sales of marketable securities	—	27,074	—	53,033
Capitalized software development costs	(3,296)	(2,740)	(14,536)	(10,578)
Purchases of property and equipment	(3,532)	(3,998)	(8,729)	(6,513)
Acquisition, net of cash acquired	—	—	—	(119,337)
Cash acquired from acquisition		2,096
Purchases of intangible assets	—	—	—	(2,333)
Net cash provided by (used in) investing activities	133,195	(62,828)	(506,941)	173,594
Cash flows from financing activities
Investment from redeemable non-controlling interest	2,171	—	2,171	—
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	1,128,794	—
Partial repurchase of convertible senior notes	—	—	(432,230)	—
Purchase of capped calls related to convertible senior notes	—	—	(102,350)	—
Proceeds from exercises of stock options	3,749	6,351	11,428	20,638
Proceeds from employee stock purchase plan	3,823	3,364	9,020	6,972
Acquisition of common stock for tax withholding obligations	(4,358)	(2,058)	(17,007)	(8,186)
Principal payments on finance lease obligations	(37)	—	(37)	—
Financed purchases of property and equipment	—	(168)	(549)	(562)
Net cash provided by financing activities	5,348	7,489	599,240	18,862
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(113)	90	(314)	220
Net increase (decrease) in cash, cash equivalents, and restricted cash	160,556	(40,437)	172,078	247,411
Cash, cash equivalents, and restricted cash, beginning of period	379,435	408,350	367,913	120,502
Cash, cash equivalents, and restricted cash, end of period	$539,991	$367,913	$539,991	$367,913

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$539,739	$367,413	$539,739	$367,413
Restricted cash included within prepaid expenses and other current assets at end of period	—	227	—	227
Restricted cash included within other assets at end of period	252	273	252	273
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$539,991	$367,913	$539,991	$367,913

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Non-GAAP Gross Profit:
Gross profit	$87,354	$76,528	$327,835	$282,765
Amortization of acquired developed technology	675	665	2,685	1,192
Stock-based compensation expense	2,220	1,996	8,410	6,896
Total non-GAAP gross profit	$90,249	$79,189	$338,930	$290,853
Gross margin	75.7%	80.0%	77.0%	80.4%
Non-GAAP gross margin	78.3%	82.7%	79.6%	82.7%

Non-GAAP Operating Income:
Income (loss) from operations	$(16,188)	$(7,192)	$(38,614)	$(19,891)
Amortization of intangible assets	2,049	2,892	10,479	7,679
Stock-based compensation	17,081	14,292	65,870	49,690
Change in fair value of contingent consideration	668	176	(2,758)	28
Acquisition-related costs	1,586	2,946	1,586	4,736
Total non-GAAP operating income	$5,196	$13,114	$36,563	$42,242

Non-GAAP Net Income Attributable to BlackLine, Inc.:
Net loss attributable to BlackLine, Inc. (a)	$(37,010)	$(16,985)	$(115,161)	$(46,911)
Provision for (benefit from) income taxes related to acquisitions	(552)	(616)	(961)	(669)
Amortization of intangible assets	2,049	2,892	10,479	7,679
Stock-based compensation	17,028	14,292	65,723	49,690
Amortization of debt discount and issuance costs	16,266	5,815	55,538	22,689
Change in fair value of contingent consideration	668	176	(2,758)	28
Acquisition-related costs	1,586	2,946	1,586	4,736
Loss on extinguishment of convertible senior notes	—	—	7,012	—
Adjustment to redeemable non-controlling interest (a)	4,711	4,619	15,077	8,858
Total non-GAAP net income attributable to BlackLine, Inc.	$4,746	$13,139	$36,535	$46,100
Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share (a)	$0.08	$0.23	$0.63	$0.81
Shares used to calculate basic non-GAAP net income per share	58,810	57,468	58,351	56,832
Diluted non-GAAP net income attributable to BlackLine, Inc. per share:
Diluted non-GAAP net income attributable to BlackLine, Inc. per share (a)	$0.08	$0.21	$0.58	$0.76
Shares used to calculate diluted non-GAAP net income per share	62,472	62,023	62,473	60,841

	Quarter Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$56,210	$45,382	$202,620	$174,581
Amortization of intangible assets	(897)	(1,750)	(5,883)	(4,655)
Stock-based compensation	(5,884)	(5,901)	(22,756)	(21,546)
Total non-GAAP sales and marketing expense	$49,429	$37,731	$173,981	$148,380

Non-GAAP Research and Development Expense:
Research and development expense	$20,711	$18,041	$77,322	$56,464
Stock-based compensation	(2,846)	(2,480)	(11,110)	(7,398)
Total non-GAAP research and development expense	$17,865	$15,561	$66,212	$49,066

Non-GAAP General and Administrative Expense:
General and administrative expense	$26,621	$20,297	$86,507	$71,611
Amortization of intangible assets	(477)	(477)	(1,911)	(1,832)
Stock-based compensation	(6,131)	(3,915)	(23,594)	(13,850)
Change in fair value of contingent consideration	(668)	(176)	2,758	(28)
Acquisition-related costs	(1,586)	(2,946)	(1,586)	(4,736)
Total non-GAAP general and administrative expense	$17,759	$12,783	$62,174	$51,165

Total Non-GAAP Operating Expenses	$85,053	$66,075	$302,367	$248,611

Free Cash Flow
Net cash provided by operating activities	$22,126	$14,812	$80,093	$54,735
Capitalized software development costs	(3,296)	(2,740)	(14,536)	(10,578)
Purchases of property and equipment	(3,532)	(3,998)	(8,729)	(6,513)
Financed purchases of property and equipment	—	(168)	(549)	(562)
Purchases of intangible assets	—	—	—	(2,333)
Free cash flow	$15,298	$7,906	$56,279	$34,749

(a) During the third quarter of 2020, the Company identified that, commencing in 2019, it had incorrectly calculated its quarterly adjustment to the carrying value of its redeemable non-controlling interest with a corresponding impact to net loss attributable to BlackLine, Inc., adjustment attributable to non-controlling interest, and basic and diluted net loss per share attributable to BlackLine, Inc. The Company corrected the $1.5 million cumulative impact of such prior-period errors as an out-of-period adjustment in the quarter ended September 30, 2020.